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Exhibit 10.33

CORESITE REALTY CORPORATION

Amended and Restated Non-Employee Director Compensation Policy

        1.    General.    The Non-Employee Director Compensation Policy (the "Policy"), as set forth herein, was initially adopted by the Board of Directors (the "Board") of CoreSite Realty Corporation (the "Company") to become effective as of the completion of the Company's initial public offering of its common stock and was later amended, with such amendments taking effect on January 1, 2014 (the "Effective Date"). Capitalized but undefined terms used herein shall have the meanings provided for in the CoreSite Realty Corporation and CoreSite, L.P. 2010 Equity Incentive Plan, as amended (the "Plan").

        2.    Annual Cash Compensation.    Each member of the Board who is not employed by the Company, CoreSite, L.P. (the "Partnership") or one of their affiliates or TC Group, L.L.C. or one of its affiliates (a "Non-Employee Director") shall be entitled to an annual retainer fee payable in cash with the amount determined as follows (such amount, the "Annual Retainer"):

            (i)  The annual retainer fee for service on the Board shall be $75,000;

           (ii)  The annual retainer fee for service on a Board committee (other than in the role of a committee Chair) shall be an additional $10,000 per committee;

          (iii)  The annual retainer fee for service as Chair of the Audit Committee or the Compensation Committee shall be an additional $20,000; and

          (iv)  The annual retainer fee for service as Chair of each other Board committee shall be an additional $15,000.

        3.    Timing of Payment of Annual Retainers.    Annual Retainers payable hereunder shall be paid in quarterly installments on or about January 1, April 1, July 1 and October 1 of each year and shall be subject to the Non-Employee Director's continued service on the Board on each applicable payment date.

        4.    Annual Restricted Stock Unit Grants.    Each person who is a Non-Employee Director immediately following an annual meeting of stockholders shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting a number of Restricted Stock Units having a value equal to $75,000 ("Annual Director RSUs"), determined by dividing $75,000 by the Fair Market Value of one share of Stock on the date of such annual meeting. In addition, each Non-Employee Director shall receive one Dividend Equivalent with respect to each Annual Director RSU that is granted. The Annual Director RSUs and related Dividend Equivalents shall become vested on the one-year anniversary of the date of grant, subject to the Non-Employee Director's continued service to the Company on such date, and shall be subject to the terms and conditions set forth in the Plan and a Restricted Stock Unit Agreement in such form as the Board may approve for such awards from time to time. Members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain on the Board, to the extent that they are otherwise eligible, shall receive, after termination of employment with the Company, Annual Director RSUs and Dividend Equivalents pursuant to this Section 4. The Annual Director RSUs and related Dividend Equivalents shall vest in full upon the occurrence of a Change in Control. The Company will settle the Annual Director RSUs through the issuance of shares of Stock at the time of vesting unless a deferral election is made by a Non-Employee Director pursuant to the following sentence. The Company may allow a Non-Employee Director to elect to defer settlement of the shares of Stock issuable with respect to the Annual Director RSUs by submitting a deferral election form in a form adopted by the Company from time to time, subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 409A"). All such deferral elections shall be made in accordance with the rules and procedures for such elections established by the Company and in accordance with Section 409A.

        5.    Written Grant Agreement.    The grant of any Award under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

        6.    Effect of Other Plan Provisions.    All of the provisions of the Plan shall apply to the Awards granted automatically pursuant to this Policy, except to the extent such provisions are inconsistent with this Policy.

        7.    Policy Subject to Amendment, Modification and Termination.    This Policy may be amended, modified or terminated by the Board in the future at its sole discretion. Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

        8.    Effectiveness.    This amended policy shall become effective as of the Effective Date.

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  Exhibit 10.33
CORESITE REALTY CORPORATION
Amended and Restated Non-Employee Director Compensation Policy